UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): May 28, 2008
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

001-09645 (Commission File Number)	74-1787539 (IRS Employer Identification No.)
200 East Basse Road
San Antonio, Texas 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT
Item 8.01 Other Events.
     On May 28, 2008, Clear Channel Communications, Inc. issued a press release announcing that the escrow fund established in connection with the amended merger agreement with entities sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. has been fully funded. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto.
IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER AND WHERE TO FIND IT:
CLEAR CHANNEL AND CC MEDIA HOLDINGS WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A NEW REGISTRATION STATEMENT OR A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-4 ORIGINALLY FILED ON MAY 17, 2007, THAT WILL CONTAIN AN UPDATED JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS REGARDING THE AMENDED TRANSACTION. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SECURITY HOLDERS OF CLEAR CHANNEL ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER DOCUMENTS REGARDING THE ACQUISITION, CAREFULLY IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AMENDED TRANSACTION. SECURITY HOLDERS OF CLEAR CHANNEL MAY OBTAIN FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN IT BECOMES AVAILABLE) AND OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, A SHAREHOLDER WHO WISHES TO RECEIVE A COPY OF THESE MATERIALS (WHEN THEY BECOME AVAILABLE), WITHOUT CHARGE, SHOULD SUBMIT THIS REQUEST TO CLEAR CHANNEL’S PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022 OR BY CALLING INNISFREE TOLL-FREE AT (877) 456-3427.
Item 9.01 Financial Statements and Exhibits
99.1	Press Release of Clear Channel Communications, Inc., issued May 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: May 28, 2008	By:	/s/ Herbert H. Hill
Herbert W. Hill,
SVP – Chief Accounting Officer

INDEX TO EXHIBITS
99.1	Press Release of Clear Channel Communications, Inc., issued May 28, 2008.